UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 10, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On February 10, 2009, Tenet Healthcare Corporation (“Tenet” or the “Registrant”) announced that it had signed a definitive agreement to sell its USC University Hospital and USC Kenneth Norris Jr. Cancer Hospital to the University of Southern California. USC University Hospital is a 411-bed general acute care hospital located in Los Angeles, California, and USC Kenneth Norris Jr. Cancer Hospital is a 60-bed facility specializing in cancer treatment on the campus of USC University Hospital. In the quarter ended June 30, 2008, the Registrant reclassified both hospitals into discontinued operations based on the guidance in Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” On the day the terms of the transaction were finalized and the definitive agreement was signed, management determined that it will be necessary to record material impairment charges related to the long-lived assets associated with those hospitals under generally accepted accounting principles in the Registrant’s financial results for the quarter ended December 31, 2008. At this time, the Registrant expects to record a non-cash charge of approximately $40 million, pre- and after-tax, in discontinued operations in the fourth quarter for the impairment. The impairment-related charge is not currently expected to result in material future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: February 10, 2009

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